Exhibit 99.1

Tenet Reports Results for the Fourth Quarter Ended December 31, 2016 and Issues Outlook for 2017

•	Reported a net loss from continuing operations of $187 million or $1.88 per share in 2016 and a net loss from continuing operations of $79 million or $0.79 per share in the fourth quarter.

•	Adjusted EBITDA was $2.413 billion in 2016 and $613 million in the fourth quarter. Adjusted diluted earnings per share from continuing operations was $1.04 in 2016 and $0.06 in the fourth quarter.

•	Same-hospital patient revenue grew 3.2% in the fourth quarter and reflects a 3.7% increase in revenue per adjusted admission partially offset by a 0.5% decline in adjusted admissions. Hospital segment Adjusted EBITDA totaled $358 million in the quarter.

•	Ambulatory Care segment revenue increased 5.9% on a same-facility system-wide basis in the fourth quarter, with cases increasing 1.7% and revenue per case increasing 4.1%. Adjusted EBITDA for the ambulatory segment was $183 million in the fourth quarter, a 15.8% increase, and representing a margin of 38.3%.

•	Revenue from Conifer Health Solutions increased 4.7% in the fourth quarter with revenue from third parties increasing 16.0%. Conifer generated $72 million of Adjusted EBITDA in the fourth quarter, an 18.0% increase, and representing a margin of 17.9%.

•	Net cash provided by operating activities during 2016 was $558 million, a $468 million decline when compared to $1.026 billion in 2015, and was primarily impacted by the payment related to the resolution of the Clinica de la Mama matter in the fourth quarter of 2016. Adjusted Free Cash Flow was $380 million in 2016, a $25 million decline when compared to $405 million in 2015.

•	Issues Outlook for 2017; includes net income from continuing operations attributable to Tenet common shareholders of $105 million to $135 million and Adjusted EBITDA of $2.5 billion to $2.6 billion.

DALLAS – February 27, 2017 – Tenet Healthcare Corporation (NYSE:THC) reported a net loss from continuing operations of $79 million in the fourth quarter of 2016, a $21 million improvement when compared to a $100 million net loss from continuing operations in the fourth quarter of 2015. Adjusted EBITDA was $613 million in both the fourth quarters of 2016 and 2015.

Trevor Fetter, chairman and chief executive officer, stated, “Demand for higher acuity services in our hospitals drove growth in same-hospital patient revenue and revenue per adjusted admission in the fourth quarter. Our Ambulatory and Conifer Health businesses delivered strong revenue and Adjusted EBITDA growth. Our expectations for continued growth in 2017 reflect confidence in our strategy to strengthen our hospital portfolio, expand our network of ambulatory facilities, and solidify Conifer’s leadership in healthcare business services.”

Hospital Operations and Other Segment

Net operating revenue in the Hospital Operations and other segment was $4.143 billion, down 6.3 percent from $4.423 billion in the fourth quarter of 2015 due to hospitals that have been divested since that time. On a same-hospital basis, patient revenue increased to $3.782 billion, up 3.2 percent from $3.666 billion in the fourth quarter of 2015. The increase included growth of 3.7 percent in net patient revenue per adjusted admission, offset by a 0.5 percent decrease in adjusted patient admissions.

Adjusted EBITDA in Tenet’s hospital segment was $358 million, representing a decline of 9.1 percent as compared to $394 million in the fourth quarter of 2015. The decline was driven by divestitures in 2015 and 2016 and an expected decrease in electronic health record incentives, and was partially offset by acquisitions in 2015.

Tenet’s health plan business lowered Adjusted EBITDA by $29 million in the fourth quarter of 2016. For the full year, the health plan business lowered Adjusted EBITDA by $37 million, whereas the Company had anticipated at the outset of 2016 that the results for its health plans would be essentially breakeven. As previously announced, the Company has begun the process of selling or otherwise exiting its health plan business.

Total hospital segment selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 2.8 percent on a per adjusted admission basis in the quarter. Approximately one-third of the increase was attributable to an increase in claim costs of Tenet’s health plans due to an increase in covered lives in 2016.

Exchanges

Tenet’s same-hospital exchange admissions were 4,916 in the fourth quarter of 2016, up 13.6 percent from the fourth quarter of 2015. Same-hospital exchange outpatient visits were 48,435 up 26.4 percent from the fourth quarter of 2015.

Uncompensated Care

Tenet’s provision for doubtful accounts was $354 million in the fourth quarter of 2016, representing a ratio of 6.8 percent of revenues before bad debt, as compared to $391 million in the fourth quarter of 2015, or 7.2 percent of revenues before bad debt. Tenet’s uncompensated care costs, defined as the sum of the provision for doubtful accounts, charity care write-offs and uninsured discounts, was $1.332 billion and $1.420 billion in the fourth quarters of 2016 and 2015, respectively, including $978 million and $1.029 billion, respectively, of charity care write-offs and uninsured discounts that were offered through Tenet’s Compact with Uninsured Patients. Uncompensated care in the fourth quarter of 2016 represented 21.5 percent of revenue before bad debts, uninsured discounts and charity care write-offs, down from 22.0 percent in the fourth quarter of 2015. Nearly all of Tenet’s uncompensated care is associated with the Hospital Operations and other segment.

Uninsured plus charity admissions increased by 444 admissions, or 4.9 percent on a same-hospital basis in the fourth quarter of 2016 compared to the fourth quarter of 2015. Uninsured plus charity outpatient visits decreased by 14,330 visits, or 11.4 percent, on a same-hospital basis.

Ambulatory Care Segment

During the fourth quarter of 2016, the Ambulatory segment produced net operating revenue of $478 million, representing an increase of 20.4 percent as compared to $397 million in the fourth quarter of 2015. In addition, the Ambulatory segment generated Adjusted EBITDA of $183 million, up 15.8 percent from $158 million in the fourth quarter of 2015.

The results of many of the facilities in which the Ambulatory segment has an investment are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory segment increased 5.9 percent, with cases increasing 1.7 percent and revenue per case increasing 4.1 percent. One less surgical day lowered revenue growth and case growth in the Ambulatory segment by approximately 1.6 percent in the fourth quarter of 2016.

Conifer Segment

During the fourth quarter of 2016, Conifer’s revenue increased 4.7 percent to $402 million, up from $384 million in the fourth quarter of 2015. Revenue from third party customers increased 16.0 percent to $239 million. Conifer generated $72 million of Adjusted EBITDA in the fourth quarter of 2016, up 18.0 percent from $61 million in the fourth quarter of 2015.

Net Income and Earnings Per Share

Tenet reported a net loss from continuing operations of $79 million, or $0.79 per share, in the fourth quarter of 2016 compared to a net loss of $100 million, or $1.01 per share, in the fourth quarter of 2015.

After adjusting for certain items which are listed on Table #2, Tenet generated Adjusted net income from continuing operations of $6 million, or $0.06 per diluted share, during the fourth quarter of 2016, as compared to Adjusted net income from continuing operations of $35 million, or $0.35 per diluted share, in the fourth quarter of 2015.

A reconciliation of GAAP net income available (loss attributable) to Tenet Healthcare Corporation common shareholders to Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations is contained in Table #2 at the end of this release.

Cash Flow and Liquidity

Cash and cash equivalents were $716 million at December 31, 2016 compared to $649 million at September 30, 2016. On December 1, 2016, the Company completed a private offering of $750 million aggregate principal amount senior secured second lien notes maturing in 2022 (the “notes”). The net proceeds of the notes were used, after payment of fees and expenses, to repay indebtedness outstanding under Tenet’s senior secured revolving credit facility and for general corporate purposes. The Company had no outstanding borrowings on its $1 billion credit line as of December 31, 2016. Accounts receivable days outstanding were 54.8 at December 31, 2016 compared to 52.9 at September 30, 2016 and 49.5 at December 31, 2015.

Net cash provided by operating activities in the twelve months ended December 31, 2016 was $558 million, representing a $468 million decline compared to $1.026 billion in 2015. After subtracting $875 million and $842 million of capital expenditures in the twelve months ended December 31, 2016 and December 31, 2015, respectively, Free Cash Flow was an outflow of $317 million in the twelve months ended December 31, 2016, representing a $501 million decline compared to $184 million in the comparable period in 2015. This decline was primarily attributable to approximately $517 million of payments related to the resolution of the Clinica de la Mama matter, which were made in the fourth quarter of 2016. Adjusted Free Cash Flow was $380 million in the twelve months ended December 31, 2016, representing a $25 million decline from $405 million in the comparable period in 2015. Adjusted Free Cash Flow was below the Company’s Outlook of $400 million to $600 million in 2016, primarily due to an unanticipated increase in accounts receivable days sales outstanding in the fourth quarter of 2016 and an $80 million delay by the State of California in processing Provider Fee program payments.

Net cash used in investing activities was $430 million in the twelve months ended December 31, 2016 compared to $1.317 billion of net cash used in investing activities in the comparable period in 2015. Net cash provided by financing activities was $232 million in the twelve months ended December 31, 2016 compared to $454 million of net cash provided by financing activities in the comparable period in 2015.

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Outlook

The Company’s Outlook for 2017 includes:

•	Revenue of $19.7 billion to $20.1 billion,

•	Net income from continuing operations attributable to Tenet common shareholders of $107 million to $133 million,

•	Adjusted EBITDA of $2.5 billion to $2.6 billion,

•	Net cash provided by operating activities of $1.300 billion to $1.550 billion,

•	Adjusted Free Cash Flow of $600 million to $800 million, and

•	Diluted earnings per share and adjusted diluted earnings per share from continuing operations of $1.05 to $1.30 per diluted share.

The Outlook for 2017 assumes equity in earnings of unconsolidated affiliates of $145 million to $155 million, electronic health record incentives of $8 million to $10 million, net income attributable to noncontrolling interests of $390 million to $410 million and an average diluted share count of 102 million. In addition, the Outlook assumes that CMS will approve the proposed California Provider Fee for the 30-month period from January 2017 through June 2019 during the fourth quarter of 2017 and further assumes that the Company will record approximately $220 million to $230 million of revenue and Adjusted EBITDA during 2017 as a result of this program. In 2016, the Company recorded $232 million of revenue under the California Provider Fee program. The Company will not be able to recognize any revenue under the 2017 program during the year until CMS approves the program. Finally, the Outlook includes a full year of financial results from hospitals which may be divested in 2017 and the Adjusted EBITDA Outlook excludes approximately $30 million of losses in 2017 that the Company expects to incur in its health plan business.

The Company’s Outlook for the first quarter of 2017 includes:

•	Revenue of $4.750 billion to $4.950 billion,

•	Net loss from continuing operations attributable to Tenet common shareholders ranging from a loss of $60 million to a loss of $45 million,

•	Adjusted EBITDA of $475 million to $525 million, and

•	A loss per basic share and an adjusted loss per basic share from continuing operations ranging from a loss of $0.60 to a loss of $0.45.

The Outlook for the first quarter assumes equity in earnings of unconsolidated affiliates of approximately $25 million, electronic health record incentives of approximately $1 million, net income attributable to noncontrolling interests of $85 million to $95 million and an average share count of 100 million. The Outlook for the first quarter of 2017 does not include any revenue or Adjusted EBITDA associated with the California Provider Fee program, whereas the Company’s results in the first quarter of 2016 included $57 million of revenue and Adjusted EBITDA associated with the program. This difference is expected to lower the Company’s same-hospital revenue per adjusted admission by approximately 1.5 percent in the first quarter of 2017. In addition, the Company’s Adjusted EBITDA in the first quarter of 2016 included approximately $25 million from its hospitals in Georgia, which were divested on March 31, 2016.

Additional details on Tenet’s Outlook for both the first quarter and calendar year 2017 are available in Tables 4 and 5 at the end of this press release and in an accompanying slide presentation that is accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Fourth Quarter Results

Tenet management will discuss the Company’s fourth quarter 2016 results on a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 28, 2017. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-K report for the twelve months ended December 31, 2016, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income from continuing operations, Adjusted diluted earnings per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measure are contained in the tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the Company operates 80 general acute care hospitals, 20 short-stay surgical hospitals and approximately 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the Company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Charles Nicolas 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission.

Tenet uses its Company website to provide important information to investors about the

Company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended December 31,
	2016	%	2015	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,214		$5,417		(3.7)%
Less: Provision for doubtful accounts	354		391		(9.5)%

Net operating revenues	4,860	100.0%	5,026	100.0%	(3.3)%
Equity in earnings of unconsolidated affiliates	46	0.9%	51	1.0%	(9.8)%
Operating expenses:
Salaries, wages and benefits	2,324	47.8%	2,443	48.6%	(4.9)%
Supplies	773	15.9%	817	16.3%	(5.4)%
Other operating expenses, net	1,205	24.8%	1,230	24.5%	(2.0)%
Electronic health record incentives	(9)	(0.2)%	(26)	(0.5)%	(65.4)%
Depreciation and amortization	218	4.5%	208	4.1%
Impairment and restructuring charges, and acquisition-related costs	121	2.5%	52	1.0%
Litigation and investigation costs	2	—%	224	4.4%
Gains on sales, consolidation and deconsolidation of facilities	—	—%	(186)	(3.7)%

Operating income	272	5.6%	315	6.3%
Interest expense	(249)		(248)
Loss from early extinguishment of debt	—		(1)
Investment earnings	6		1

Net income from continuing operations, before income taxes	29		67
Income tax expense	(6)		(68)

Net income (loss) from continuing operations, before discontinued operations	23		(1)
Discontinued operations:
Net loss from operations	(1)		(1)
Litigation and investigation (costs) benefit	—		5
Income tax expense (benefit)	1		(1)

Net income from discontinued operations	—		3

Net income	23		2
Less: Net income attributable to noncontrolling interests	102		99

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(79)		$(97)

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(79)		$(100)
Net income from discontinued operations, net of tax	—		3

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(79)		$(97)

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.79)		$(1.01)
Discontinued operations	—		0.03

	$(0.79)		$(0.98)

Diluted
Continuing operations	$(0.79)		$(1.01)
Discontinued operations	—		0.03

	$(0.79)		$(0.98)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,651		99,188
Diluted*	99,651		99,188

*	Had the Company generated income from continuing operations in the three months ended December 31, 2016 and 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,277 shares and 2,173 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Years Ended December 31,
	2016	%	2015	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$21,070		$20,111		4.8%
Less: Provision for doubtful accounts	1,449		1,477		(1.9)%

Net operating revenues	19,621	100.0%	18,634	100.0%	5.3%
Equity in earnings of unconsolidated affiliates	131	0.7%	99	0.5%	32.3%
Operating expenses:
Salaries, wages and benefits	9,356	47.7%	9,011	48.4%	3.8%
Supplies	3,124	15.9%	2,963	15.9%	5.4%
Other operating expenses, net	4,891	25.0%	4,555	24.4%	7.4%
Electronic health record incentives	(32)	(0.2)%	(72)	(0.4)%	(55.6)%
Depreciation and amortization	850	4.3%	797	4.3%
Impairment and restructuring charges, and acquisition-related costs	202	1.1%	318	1.7%
Litigation and investigation costs	293	1.5%	291	1.5%
Gains on sales, consolidation and deconsolidation of facilities	(151)	(0.8)%	(186)	(1.0)%

Operating income	1,219	6.2%	1,056	5.7%
Interest expense	(979)		(912)
Loss from early extinguishment of debt	—		(1)
Investment earnings	8		1

Net income from continuing operations, before income taxes	248		144
Income tax expense	(67)		(68)

Net income from continuing operations, before discontinued operations	181		76
Discontinued operations:
Loss from operations	(6)		(5)
Litigation and investigation (costs) benefit	—		8
Income tax benefit (expense)	1		(1)

Net income (loss) from discontinued operations	(5)		2

Net income	176		78
Less: Net income attributable to noncontrolling interests	368		218

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(192)		$(140)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(187)		$(142)
Net income (loss) from discontinued operations, net of tax	(5)		2

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(192)		$(140)

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(1.88)		$(1.43)
Discontinued operations	(0.05)		0.02

	$(1.93)		$(1.41)

Diluted
Continuing operations	$(1.88)		$(1.43)
Discontinued operations	(0.05)		0.02

	$(1.93)		$(1.41)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,321		99,167
Diluted*	99,321		99,167

*	Had the Company generated income from continuing operations in the years ended December 31 2016 and 2015 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,421 shares and 2,380 shares, respectively.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$716	$356
Accounts receivable, less allowance for doubtful accounts	2,897	2,704
Inventories of supplies, at cost	326	309
Income tax receivable	4	7
Assets held for sale	29	550
Other current assets	1,285	1,245

Total current assets	5,257	5,171
Investments and other assets	1,250	1,175
Deferred income taxes	871	776
Property and equipment, at cost, less accumulated depreciation and amortization	8,053	7,915
Goodwill	7,425	6,970
Other intangible assets, at cost, less accumulated amortization	1,845	1,675

Total assets	$24,701	$23,682

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$191	$127
Accounts payable	1,329	1,380
Accrued compensation and benefits	872	880
Professional and general liability reserves	181	177
Accrued interest payable	210	205
Liabilities held for sale	9	101
Accrued legal settlement costs	8	294
Other current liabilities	1,234	1,144

Total current liabilities	4,034	4,308
Long-term debt, net of current portion	15,064	14,383
Professional and general liability reserves	613	578
Defined benefit plan obligations	626	595
Deferred income taxes	279	37
Other long-term liabilities	610	557

Total liabilities	21,226	20,458
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,393	2,266
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,827	4,815
Accumulated other comprehensive loss	(258)	(164)
Accumulated deficit	(1,742)	(1,550)
Common stock in treasury, at cost	(2,417)	(2,417)

Total shareholders’ equity	417	691
Noncontrolling interests	665	267

Total equity	1,082	958

Total liabilities and equity	$24,701	$23,682

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(Dollars in millions)	Years Ended December 31,
	2016	2015
Net Income	$176	$78
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	850	797
Provision for doubtful accounts	1,449	1,477
Deferred income tax expense	41	42
Stock-based compensation expense	68	69
Impairment and restructuring charges, and acquisition-related costs	202	318
Litigation and investigation costs	293	291
Loss from early extinguishment of debt	—	1
Gains on sales, consolidation and deconsolidation of facilities	(151)	(186)
Equity in earnings of unconsolidated affiliates, net of distributions received	(13)	(99)
Amortization of debt discount and debt issuance costs	41	41
Pre-tax (income) loss from discontinued operations	6	(3)
Other items, net	(1)	59
Changes in cash from operating assets and liabilities:
Accounts receivable	(1,604)	(1,632)
Inventories and other current assets	(83)	(130)
Income taxes	(8)	18
Accounts payable, accrued expenses and other current liabilities	(51)	68
Other long-term liabilities	40	38
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(691)	(200)
Net cash used in operating activities from discontinued operations, excluding income taxes	(6)	(21)

Net cash provided by operating activities	558	1,026
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(875)	(842)
Purchases of businesses or joint venture interests, net of cash acquired	(117)	(940)
Proceeds from sales of facilities and other assets	573	549
Proceeds from sales of marketable securities, long-term investments and other assets	62	60
Purchases of equity investments	(39)	(134)
Other assets	(31)	(4)
Other items, net	(3)	(6)

Net cash used in investing activities	(430)	(1,317)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,895)	(2,815)
Proceeds from borrowings under credit facility	1,895	2,595
Repayments of other borrowings	(154)	(2,049)
Proceeds from other borrowings	760	3,158
Repurchases of common stock	—	(40)
Debt issuance costs	(12)	(80)
Distributions paid to noncontrolling interests	(218)	(110)
Proceeds from sale of noncontrolling interests	22	11
Purchase of noncontrolling interests	(186)	(268)
Proceeds from exercise of stock options	4	15
Other items, net	16	37

Net cash provided by financing activities	232	454

Net increase in cash and cash equivalents	360	163
Cash and cash equivalents at beginning of period	356	193

Cash and cash equivalents at end of period	$716	$356

Supplemental disclosures:
Interest paid, net of capitalized interest	$(932)	$(859)
Income tax payments, net	$(33)	$(7)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission	Three Months Ended December 31,				Years Ended December 31,
and per visit amounts)	2016	2015	Change		2016	2015	Change
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	75	86	(11)	*	75	86	(11)	*
Total admissions	192,104	211,991	(9.4)%		792,143	824,102	(3.9)%
Adjusted patient admissions	338,929	371,994	(8.9)%		1,389,768	1,422,588	(2.3)%
Paying admissions (excludes charity and uninsured)	181,617	200,462	(9.4)%		749,634	779,766	(3.9)%
Charity and uninsured admissions	10,487	11,529	(9.0)%		42,509	44,336	(4.1)%
Admissions through emergency department	120,549	133,108	(9.4)%		499,335	521,272	(4.2)%
Paying admissions as a percentage of total admissions	94.5%	94.6%	(0.1)%	*	94.6%	94.6%	—%	*
Charity and uninsured admissions as a percentage of total admissions	5.5%	5.4%	0.1%	*	5.4%	5.4%	—%	*
Emergency department admissions as a percentage of total admissions	62.8%	62.8%	—%	*	63.0%	63.3%	(0.3)%	*
Surgeries — inpatient	53,071	58,894	(9.9)%		217,906	223,863	(2.7)%
Surgeries — outpatient	73,678	79,370	(7.2)%		298,974	293,264	1.9%
Total surgeries	126,749	138,264	(8.3)%		516,880	517,127	—%
Patient days — total	888,185	983,856	(9.7)%		3,690,335	3,817,572	(3.3)%
Adjusted patient days	1,543,490	1,710,620	(9.8)%		6,395,025	6,520,289	(1.9)%
Average length of stay (days)	4.62	4.64	(0.4)%		4.66	4.63	0.6%
Licensed beds (at end of period)	20,354	22,525	(9.6)%		20,354	22,525	(9.6)%
Average licensed beds	20,326	22,549	(9.9)%		20,651	21,092	(2.1)%
Utilization of licensed beds	47.5%	47.4%	0.1%	*	48.8%	49.6%	(0.8)%	*
Outpatient Visits
Total visits	1,950,549	2,198,005	(11.3)%		8,144,473	8,332,139	(2.3)%
Paying visits (excludes charity and uninsured)	1,834,844	2,024,725	(9.4)%		7,577,799	7,669,971	(1.2)%
Charity and uninsured visits	115,705	173,280	(33.2)%		566,674	662,168	(14.4)%
Emergency department visits	701,100	778,148	(9.9)%		2,914,421	3,010,625	(3.2)%
Paying visits as a percentage of total visits	94.1%	92.1%	2.0%	*	93.0%	92.1%	0.9%	*
Charity and uninsured visits as a percentage of total visits	5.9%	7.9%	(2.0)%	*	7.0%	7.9%	(0.9)%	*
Total emergency department admissions and visits	821,649	911,256	(9.8)%		3,413,756	3,531,897	(3.3)%
Revenues
Net inpatient revenues	$2,606	$2,736	(4.8)%		$10,619	$10,652	(0.3)%
Net outpatient revenues	$1,457	$1,616	(9.8)%		$5,848	$6,027	(3.0)%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,566	$12,906	5.1%		$13,405	$12,926	3.7%
Net inpatient revenue per patient day	$2,934	$2,781	5.5%		$2,878	$2,790	3.2%
Net outpatient revenue per visit	$747	$735	1.6%		$718	$723	(0.7)%
Net patient revenue per adjusted patient admission	$11,988	$11,699	2.5%		$11,849	$11,724	1.1%
Net patient revenue per adjusted patient day	$2,632	$2,544	3.5%		$2,575	$2,558	0.7%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission	$10,743	$10,451	2.8%		$10,651	$10,351	2.9%
Net Patient Revenues from:
Medicare	20.4%	19.3%	1.1%	*	20.5%	20.4%	0.1%	*
Medicaid	8.2%	8.2%	—%	*	8.2%	8.7%	(0.5)%	*
Managed care	61.4%	61.6%	(0.2)%	*	61.5%	60.6%	0.9%	*
Indemnity, self-pay and other	10.0%	10.9%	(0.9)%	*	9.8%	10.3%	(0.5)%	*

(1)	Represents the consolidated results of Tenet’s Hospital Operations and other segment.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission	Three Months Ended December 31,				Years Ended December 31,
and per visit amounts)	2016	2015	Change		2016	2015	Change
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	—	*	67	67	—	*
Total admissions	175,672	176,051	(0.2)%		715,502	717,218	(0.2)%
Adjusted patient admissions	303,912	305,436	(0.5)%		1,239,324	1,228,039	0.9%
Paying admissions (excludes charity and uninsured)	166,139	166,962	(0.5)%		677,361	680,837	(0.5)%
Charity and uninsured admissions	9,533	9,089	4.9%		38,141	36,381	4.8%
Admissions through emergency department	110,674	110,291	0.3%		451,785	452,593	(0.2)%
Paying admissions as a percentage of total admissions	94.6%	94.8%	(0.2)%	*	94.7%	94.9%	(0.2)%	*
Charity and uninsured admissions as a percentage of total admissions	5.4%	5.2%	0.2%	*	5.3%	5.1%	0.2%	*
Emergency department admissions as a percentage of total admissions	63.0%	62.6%	0.4%	*	63.1%	63.1%	—%	*
Surgeries — inpatient	48,264	49,239	(2.0)%		195,641	196,352	(0.4)%
Surgeries — outpatient	64,053	65,046	(1.5)%		256,301	254,932	0.5%
Total surgeries	112,317	114,285	(1.7)%		451,942	451,284	0.1%
Patient days — total	798,205	803,037	(0.6)%		3,269,558	3,286,026	(0.5)%
Adjusted patient days	1,370,960	1,379,612	(0.6)%		5,612,240	5,567,041	0.8%
Average length of stay (days)	4.54	4.56	(0.4)%		4.57	4.58	(0.2)%
Licensed beds (at end of period)	18,118	18,130	(0.1)%		18,118	18,130	(0.1)%
Average licensed beds	18,090	18,154	(0.4)%		18,127	18,217	(0.5)%
Utilization of licensed beds	48.0%	48.1%	(0.1)%	*	49.4%	49.4%	—%	*
Outpatient Visits
Total visits	1,782,614	1,806,125	(1.3)%		7,273,671	7,176,650	1.4%
Paying visits (excludes charity and uninsured)	1,671,428	1,680,609	(0.5)%		6,784,173	6,670,711	1.7%
Charity and uninsured visits	111,186	125,516	(11.4)%		489,498	505,939	(3.2)%
Emergency department visits	620,622	626,280	(0.9)%		2,560,308	2,520,481	1.6%
Paying visits as a percentage of total visits	93.8%	93.1%	0.7%	*	93.3%	93.0%	0.3%	*
Charity and uninsured visits as a percentage of total visits	6.2%	6.9%	(0.7)%	*	6.7%	7.0%	(0.3)%	*
Total emergency department admissions and visits	731,296	736,571	(0.7)%		3,012,093	2,973,074	1.3%
Revenues
Net inpatient revenues	$2,442	$2,358	3.6%		$9,776	$9,334	4.7%
Net outpatient revenues	$1,340	$1,308	2.4%		$5,347	$5,103	4.8%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,901	$13,394	3.8%		$13,663	$13,014	5.0%
Net inpatient revenue per patient day	$3,059	$2,936	4.2%		$2,990	$2,841	5.2%
Net outpatient revenue per visit	$752	$724	3.9%		$735	$711	3.4%
Net patient revenue per adjusted patient admission	$12,444	$12,003	3.7%		$12,203	$11,756	3.8%
Net patient revenue per adjusted patient day	$2,759	$2,657	3.8%		$2,695	$2,593	3.9%
Net Patient Revenues from:
Medicare	19.9%	19.9%	—%	*	20.1%	20.7%	(0.6)%	*
Medicaid	8.1%	8.3%	(0.2)%	*	8.2%	8.7%	(0.5)%	*
Managed care	61.4%	61.8%	(0.4)%	*	61.7%	61.1%	0.6%	*
Indemnity, self-pay and other	10.6%	10.0%	0.6%	*	10.0%	9.5%	0.5%	*

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the years ended December 31, 2016 and 2015, associated outpatient facilities and excludes the results of eight hospitals that Tenet acquired, as well as hospitals Tenet divested, since January 1, 2015.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,420	$5,220	$5,216	$5,214	$21,070
Less: Provision for doubtful accounts	376	352	367	354	1,449

Net operating revenues	5,044	4,868	4,849	4,860	19,621
Equity in earnings of unconsolidated affiliates	24	30	31	46	131
Operating expenses:
Salaries, wages and benefits	2,402	2,316	2,314	2,324	9,356
Supplies	811	773	767	773	3,124
Other operating expenses, net	1,242	1,213	1,231	1,205	4,891
Electronic health record incentives	—	(21)	(2)	(9)	(32)
Depreciation and amortization	212	215	205	218	850
Impairment and restructuring charges, and acquisition-related costs	28	22	31	121	202
Litigation and investigation costs	173	114	4	2	293
Gains on sales, consolidation and deconsolidation of facilities	(147)	(1)	(3)	—	(151)

Operating income	347	267	333	272	1,219
Interest expense	(243)	(244)	(243)	(249)	(979)
Investment earnings (loss)	1	2	(1)	6	8

Net income from continuing operations, before income taxes	105	25	89	29	248
Income tax benefit (expense)	(67)	16	(10)	(6)	(67)

Net income from continuing operations, before discontinued operations	38	41	79	23	181
Discontinued operations:
Income (loss) from operations	(5)	(2)	2	(1)	(6)
Income tax benefit (expense)	1	—	(1)	1	1

Net Income (loss) from discontinued operations	(4)	(2)	1	—	(5)

Net income	34	39	80	23	176
Less: Net income attributable to noncontrolling interests	93	85	88	102	368

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(59)	$(46)	$(8)	$(79)	$(192)

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net loss from continuing operations, net of tax	$(55)	$(44)	$(9)	$(79)	$(187)
Net income (loss) from discontinued operations, net of tax	(4)	(2)	1	—	(5)

Net loss attributable to Tenet Healthcare Corporation common shareholders	$(59)	$(46)	$(8)	$(79)	$(192)

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.56)	$(0.44)	$(0.09)	$(0.79)	$(1.88)
Discontinued operations	(0.04)	(0.02)	0.01	—	(0.05)

	$(0.60)	$(0.46)	$(0.08)	$(0.79)	$(1.93)

Diluted
Continuing operations	$(0.56)	$(0.44)	$(0.09)	$(0.79)	$(1.88)
Discontinued operations	(0.04)	(0.02)	0.01	—	(0.05)

	$(0.60)	$(0.46)	$(0.08)	$(0.79)	$(1.93)

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,768	99,341	99,523	99,651	99,321
Diluted	98,768	99,341	99,523	99,651	99,321

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	80	75	75	75	75
Total admissions	211,799	193,898	194,342	192,104	792,143
Adjusted patient admissions	362,819	342,813	345,207	338,929	1,389,768
Paying admissions (excludes charity and uninsured)	201,436	183,539	183,042	181,617	749,634
Charity and uninsured admissions	10,363	10,359	11,300	10,487	42,509
Admissions through emergency department	136,056	122,283	120,447	120,549	499,335
Paying admissions as a percentage of total admissions	95.1%	94.7%	94.2%	94.5%	94.6%
Charity and uninsured admissions as a percentage of total admissions	4.9%	5.3%	5.8%	5.5%	5.4%
Emergency department admissions as a percentage of total admissions	64.2%	63.1%	62.0%	62.8%	63.0%
Surgeries — inpatient	55,755	54,379	54,701	53,071	217,906
Surgeries — outpatient	76,829	75,821	72,646	73,678	298,974
Total surgeries	132,584	130,201	127,346	126,749	516,880
Patient days — total	1,010,514	897,313	894,323	888,185	3,690,335
Adjusted patient days	1,714,369	1,569,272	1,567,894	1,543,490	6,395,025
Average length of stay (days)	4.77	4.63	4.60	4.62	4.66
Licensed beds (at end of period)	21,529	20,380	20,340	20,354	20,354
Average licensed beds	21,524	20,380	20,367	20,326	20,651
Utilization of licensed beds	51.6%	48.4%	47.7%	47.5%	48.8%
Outpatient Visits
Total visits	2,146,618	2,038,287	2,009,019	1,950,549	8,144,473
Paying visits (excludes charity and uninsured)	1,984,515	1,896,394	1,862,046	1,834,844	7,577,799
Charity and uninsured visits	162,103	141,893	146,973	115,705	566,674
Emergency department visits	789,916	715,692	707,713	701,100	2,914,421
Paying visits as a percentage of total visits	92.4%	93.0%	92.7%	94.1%	93.0%
Charity and uninsured visits as a percentage of total visits	7.6%	7.0%	7.3%	5.9%	7.0%
Total emergency department admissions and visits	925,972	837,975	828,160	821,649	3,413,756
Revenues
Net inpatient revenues	$2,781	$2,588	$2,644	$2,606	$10,619
Net outpatient revenues	$1,514	$1,460	$1,417	$1,457	$5,848
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,130	$13,347	$13,605	$13,566	$13,405
Net inpatient revenue per patient day	$2,752	$2,884	$2,956	$2,934	$2,878
Net outpatient revenue per visit	$705	$716	$705	$747	$718
Net patient revenue per adjusted patient admission	$11,838	$11,808	$11,764	$11,988	$11,849
Net patient revenue per adjusted patient day	$2,505	$2,580	$2,590	$2,632	$2,575
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission	$10,537	$10,668	$10,666	10,743	$10,651
Net Patient Revenues from:
Medicare	20.0%	21.7%	19.9%	20.4%	20.5%
Medicaid	8.7%	7.4%	8.4%	8.2%	8.2%
Managed care	61.1%	59.4%	64.0%	61.4%	61.5%
Indemnity, self-pay and other	10.2%	11.5%	7.7%	10.0%	9.8%

(1)	Represents the consolidated results of Tenet’s Hospital Operations and other segment.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	67	67	67
Total admissions	185,053	177,151	177,626	175,672	715,502
Adjusted patient admissions	315,787	309,372	310,253	303,912	1,239,324
Paying admissions (excludes charity and uninsured)	176,286	167,717	167,219	166,139	677,361
Charity and uninsured admissions	8,767	9,434	10,407	9,533	38,141
Admissions through emergency department	118,578	111,994	110,539	110,674	451,785
Paying admissions as a percentage of total admissions	95.3%	94.7%	94.1%	94.6%	94.7%
Charity and uninsured admissions as a percentage of total admissions	4.7%	5.3%	5.9%	5.4%	5.3%
Emergency department admissions as a percentage of total admissions	64.1%	63.2%	62.2%	63.0%	63.1%
Surgeries — inpatient	48,547	49,222	49,608	48,264	195,641
Surgeries — outpatient	63,999	65,678	62,571	64,053	256,301
Total surgeries	112,546	114,900	112,179	112,317	451,942
Patient days — total	862,138	805,662	803,553	798,205	3,269,558
Adjusted patient days	1,456,580	1,394,486	1,390,214	1,370,960	5,612,240
Average length of stay (days)	4.66	4.55	4.52	4.54	4.57
Licensed beds (at end of period)	18,144	18,144	18,104	18,118	18,118
Average licensed beds	18,139	18,144	18,131	18,090	18,127
Utilization of licensed beds	52.8%	48.8%	48.2%	48.0%	49.4%
Outpatient Visits
Total visits	1,854,735	1,830,522	1,805,800	1,782,614	7,273,671
Paying visits (excludes charity and uninsured)	1,728,684	1,707,375	1,676,686	1,671,428	6,784,173
Charity and uninsured visits	126,051	123,147	129,114	111,186	489,498
Emergency department visits	670,678	640,774	628,234	620,622	2,560,308
Paying visits as a percentage of total visits	93.2%	93.3%	92.9%	93.8%	93.3%
Charity and uninsured visits as a percentage of total visits	6.8%	6.7%	7.1%	6.2%	6.7%
Total emergency department admissions and visits	789,256	752,768	738,773	731,296	3,012,093
Revenues
Net inpatient revenues	$2,499	$2,400	$2,435	$2,442	$9,776
Net outpatient revenues	$1,331	$1,343	$1,333	$1,340	$5,347
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,504	$13,548	$13,709	$13,901	$13,663
Net inpatient revenue per patient day	$2,899	$2,979	$3,030	$3,059	$2,990
Net outpatient revenue per visit	$718	$734	$738	$752	$735
Net patient revenue per adjusted patient admission	$12,128	$12,099	$12,145	$12,444	$12,203
Net patient revenue per adjusted patient day	$2,629	$2,684	$2,710	$2,759	$2,695
Net Patient Revenues from:
Medicare	20.6%	20.1%	19.7%	19.9%	20.1%
Medicaid	8.5%	7.8%	8.5%	8.1%	8.2%
Managed care	61.5%	62.1%	61.7%	61.4%	61.7%
Indemnity, self-pay and other	9.4%	10.0%	10.1%	10.6%	10.0%

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the years ended December 31, 2016 and 2015, associated outpatient facilities and excludes the results of eight hospitals that Tenet acquired, as well as hospitals Tenet divested, since January 1, 2015.

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	03/31/15	06/30/15	9/30/2015	12/31/2015	12/31/2015
Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	67	67	67	67	67
Total admissions	185,147	179,135	176,885	176,051	717,218
Adjusted patient admissions	308,729	307,958	305,916	305,436	1,228,039
Paying admissions (excludes charity and uninsured)	176,023	170,389	167,463	166,962	680,837
Charity and uninsured admissions	9,124	8,746	9,422	9,089	36,381
Admissions through emergency department	118,326	113,741	110,235	110,291	452,593
Paying admissions as a percentage of total admissions	95.1%	95.1%	94.7%	94.8%	94.9%
Charity and uninsured admissions as a percentage of total admissions	4.9%	4.9%	5.3%	5.2%	5.1%
Emergency department admissions as a percentage of total admissions	63.9%	63.5%	62.3%	62.6%	63.1%
Surgeries — inpatient	48,295	49,291	49,527	49,239	196,352
Surgeries — outpatient	60,494	64,407	64,985	65,046	254,932
Total surgeries	108,789	113,698	114,512	114,285	451,284
Patient days — total	860,927	817,881	804,181	803,037	3,286,026
Adjusted patient days	1,421,505	1,391,305	1,374,619	1,379,612	5,567,041
Average length of stay (days)	4.65	4.57	4.55	4.56	4.58
Licensed beds (at end of period)	18,244	18,244	18,201	18,130	18,130
Average licensed beds	18,241	18,244	18,233	18,154	18,217
Utilization of licensed beds	52.4%	49.3%	47.9%	48.1%	49.4%
Outpatient Visits
Total visits	1,762,868	1,815,393	1,792,264	1,806,125	7,176,650
Paying visits (excludes charity and uninsured)	1,639,131	1,691,554	1,659,417	1,680,609	6,670,711
Charity and uninsured visits	123,737	123,839	132,847	125,516	505,939
Emergency department visits	636,860	632,470	624,871	626,280	2,520,481
Paying visits as a percentage of total visits	93.0%	93.2%	92.6%	93.1%	93.0%
Charity and uninsured visits as a percentage of total visits	7.0%	6.8%	7.4%	6.9%	7.0%
Total emergency department admissions and visits	755,186	746,211	735,106	736,571	2,973,074
Revenues
Net inpatient revenues	$2,382	$2,305	$2,289	$2,358	$9,334
Net outpatient revenues	$1,226	$1,281	$1,288	$1,308	$5,103
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$12,865	$12,867	$12,941	$13,394	$13,014
Net inpatient revenue per patient day	$2,767	$2,818	$2,846	$2,936	$2,841
Net outpatient revenue per visit	$695	$706	$719	$724	$711
Net patient revenue per adjusted patient admission	$11,687	$11,644	$11,693	$12,003	$11,756
Net patient revenue per adjusted patient day	$2,538	$2,577	$2,602	$2,657	$2,593
Net Patient Revenues from:
Medicare	21.9%	20.7%	20.2%	19.9%	20.7%
Medicaid	9.4%	8.3%	8.8%	8.3%	8.7%
Managed care	59.1%	61.6%	61.7%	61.8%	61.1%
Indemnity, self-pay and other	9.6%	9.4%	9.3%	10.0%	9.5%

(1)	Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 67 hospitals operated throughout the years ended December 31, 2016 and 2015, associated outpatient facilities and excludes the results of eight hospitals that Tenet acquired, as well as hospitals Tenet divested, since January 1, 2015.

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	December 31,	December 31,
	2016	2015
Assets
Hospital Operations and other	$17,871	$17,353
Ambulatory Care	5,722	5,159
Conifer	1,108	1,170

Total	$24,701	$23,682

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Capital expenditures:
Hospital Operations and other	$242	$250	$799	$786
Ambulatory Care	9	14	51	28
Conifer	10	12	25	28

Total	$261	$276	$875	$842

Net operating revenues:
Hospital Operations and other	$4,143	$4,423	$16,904	$16,928
Ambulatory Care	478	397	1,797	959
Conifer
Tenet	163	178	651	666
Other customers	239	206	920	747

Total Conifer revenues	402	384	1,571	1,413

Intercompany eliminations	(163)	(178)	(651)	(666)

Total	$4,860	$5,026	$19,621	$18,634

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$3	$4	$9	$16
Ambulatory Care	43	47	122	83

Total	$46	$51	$131	$99

Adjusted EBITDA:
Hospital Operations and other	$358	$394	$1,521	$1,653
Ambulatory Care	183	158	615	358
Conifer	72	61	277	265

Total	$613	$613	$2,413	$2,276

Depreciation and amortization:
Hospital Operations and other	$184	$177	$709	$702
Ambulatory Care	22	18	91	46
Conifer	12	13	50	49

Total	$218	$208	$850	$797

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

(Unaudited)

(Dollars in millions)	Three Months Ended December 31,
	2016		2015
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$487	$582	$404	$637
Less: Provision for doubtful accounts	(9)	(12)	(7)	(13)

Net operating revenues(1)	478	570	397	624
Equity in earnings of unconsolidated affiliates(2)	43	—	47	—
Operating expenses:
Salaries, wages and benefits	157	124	130	135
Supplies	99	145	79	148
Other operating expenses, net	83	101	78	111
Electronic health record incentives	(1)	—	(1)	—
Depreciation and amortization	22	17	18	20
Impairment and restructuring charges, and acquisition-related costs	17	—	3	(2)
(Gains) loss on sales, consolidation and deconsolidation of facilities	—	4	(32)	—

Operating income	144	179	169	212
Interest expense	(35)	(6)	(35)	(7)
Other	2	—	—	—

Net income from continuing operations, before income taxes	111	173	134	205
Income tax expense	(17)	(3)	(16)	(3)

Net income	$94	$170	$118	$202

Less: Net income attributable to noncontrolling interests(3)	81		85

Net income attributable to Tenet Healthcare Corporation common shareholders	$13		$33

Equity in earnings of unconsolidated affiliates		$43		$47

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 5.9% during the three months ended December 31, 2016, with cases increasing 1.7% and revenue per case increasing 4.1%.
(2)	At December 31, 2016, 108 of the 323 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. The Company controls its remaining 215 facilities and account for these investments as consolidated subsidiaries.
(3)	During the three months ended December 31, 2016, the Company recorded a $5 million noncontrolling interests benefit related to $17 million of impairment and restructuring charges, and acquisition-related costs not included in Adjusted EBITDA.

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

	Years Ended December 31,
	2016		2015
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$1,833	$2,073	$1,366	$2,213
Less: Provision for doubtful accounts	(36)	(53)	(23)	(53)

Net operating revenues(1)	1,797	2,020	1,343	2,160
Equity in earnings of unconsolidated affiliates(2)	122	—	126	—
Operating expenses:
Salaries, wages and benefits	594	477	438	514
Supplies	365	520	253	542
Other operating expenses, net	346	404	290	448
Electronic health record incentives	(1)	—	(1)	—
Depreciation and amortization	91	68	64	80
Impairment and restructuring charges, and acquisition-related costs	26	1	5	1
(Gains) loss on sales, consolidation and deconsolidation of facilities	(33)	7	(32)	—

Operating income	531	543	452	575
Interest expense	(140)	(24)	(137)	(28)
Other	2	6	—	(2)

Net income from continuing operations, before income taxes	393	525	315	545
Income tax expense	(54)	(8)	(52)	(8)

Net Income	$339	$517	$263	$537

Less: Net income attributable to noncontrolling interests(3)	285		206

Net income attributable to Tenet Healthcare Corporation common shareholders	$54		$57

Equity in earnings of unconsolidated affiliates		$122		$126

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 9.6% during the year ended December 31, 2016, with cases increasing 5.2% and revenue per case increasing 4.2%.
(2)	At December 31, 2016, 108 of the 323 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. The Company controls its remaining 215 facilities and account for these investments as consolidated subsidiaries.
(3)	During the year ended December 31, 2016, the Company recorded $14 million of net noncontrolling interests expense related to a $33 million gain on the consolidation of facilities (the gain is not included in Adjusted EBITDA) and an associated $7 million income tax benefit, net of $26 million of impairment and restructuring charges, and acquisition-related costs not included in Adjusted EBITDA.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss (income) attributable to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) investment earnings (losses), (6) gain (loss) from early extinguishment of debt, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, and (11) depreciation and amortization. Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.

Adjusted net income from continuing operations, a non-GAAP measure, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) impairment and restructuring charges, and acquisition-related costs, (2) litigation and investigation costs, (3) gains on sales, consolidation and deconsolidation of facilities, (4) the associated impact of these three items on taxes and noncontrolling interests, and (5) net income (loss) from discontinued operations. Adjusted diluted earnings per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income from continuing operations divided by the weighted average diluted shares outstanding in the reporting period.

Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.

Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and, (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

A reconciliation of Adjusted EBITDA to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #1 below for the three and twelve months ended December 31, 2016 and 2015. A reconciliation of Adjusted net income from continuing operations to net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, is set forth in Table #2 below for the three and twelve months ended December 31, 2016 and 2015. A reconciliation of Free Cash Flow and Adjusted Free Cash Flow to net cash provided by (used in) operating activities, the most comparable GAAP measure, is set forth in Table #3 below for the three and twelve months ended December 31, 2016 and 2015.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #1 – Reconciliation of Adjusted EBITDA to Loss Attributable

to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(79)	$(97)	$(192)	$(140)
Less: Net income attributable to noncontrolling interests	(102)	(99)	(368)	(218)
Net income (loss) from discontinued operations, net of tax	—	3	(5)	2

Net income (loss) from continuing operations	23	(1)	181	76
Income tax expense	(6)	(68)	(67)	(68)
Investment earnings	6	1	8	1
Loss from early extinguishment of debt	—	(1)	—	(1)
Interest expense	(249)	(248)	(979)	(912)

Operating income	272	315	1,219	1,056
Litigation and investigation costs	(2)	(224)	(293)	(291)
Gains on sales, consolidation and deconsolidation of facilities	—	186	151	186
Impairment and restructuring charges, and acquisition-related costs	(121)	(52)	(202)	(318)
Depreciation and amortization	(218)	(208)	(850)	(797)

Adjusted EBITDA	$613	$613	$2,413	$2,276

Net operating revenues	$4,860	$5,026	$19,621	$18,634

Net loss from continuing operations as a % of operating revenues	(1.6)%	(2.0)%	(1.0)%	(0.8)%
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.6%	12.2%	12.3%	12.2%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #2 – Pre-Tax, After-Tax and Earnings Per Share Impact of Certain Items

on Continuing Operations

(Unaudited)

	Three Months Ended		Years Ended
(Dollars in millions except per share amounts)	December 31,		December 31,
	2016	2015	2016	2015
Adjustments to calculate Adjusted Diluted EPS	(Expense) Income
Impairment and restructuring charges, and acquisition-related costs	$(121)	$(52)	$(202)	$(318)
Litigation and investigation costs	(2)	(224)	(293)	(291)
Loss from early extinguishment of debt	—	(1)	—	(1)
Gain on sales, consolidation and deconsolidation of facilities	—	186	151	186

Pre-tax impact	$(123)	$(91)	$(344)	$(424)

Tax impact of above items	$33	$(24)	$66	$94

Total after-tax impact	$(90)	$(115)	$(278)	$(330)
Noncontrolling interests impact	5	(20)	(14)	(20)

Total loss from items above	$(85)	$(135)	$(292)	$(350)

Net income available (loss attributable) to common shareholders	$(79)	$(97)	$(192)	$(140)
Less net income (loss) discontinued operations, net of tax	—	3	(5)	2

Net loss from continuing operations, net of tax	$(79)	$(100)	$(187)	$(142)
Net loss from adjustments above	85	135	292	350

Adjusted net income from continuing operations	$6	$35	$105	$208

Weighted average dilutive shares outstanding (in thousands)	100,928	101,361	100,742	101,547
Diluted loss per share from continuing operations	$(0.79)	$(1.01)	$(1.88)	$(1.43)
Adjusted diluted EPS from continuing operations	$0.06	$0.35	$1.04	$2.05

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #3 – Reconciliations of Free Cash Flow and Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended		Years Ended
(Dollars in millions)	December 31,		December 31,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$(293)	$191	$558	$1,026
Purchases of property and equipment	(261)	(276)	(875)	(842)

Free cash flow	$(554)	$(85)	$(317)	$184

Net cash provided by (used in) investing activities	$(280)	$(45)	$(430)	$(1,317)
Net cash provided by (used in) financing activities	$640	$(240)	$232	$454
Net cash provided by (used in) operating activities	$(293)	$191	$558	$1,026
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(559)	(43)	(691)	(200)
Net cash used in operating activities from discontinued operations	(7)	(3)	(6)	(21)

Adjusted net cash provided by operating activities – continuing operations	273	237	1,255	1,247
Purchases of property and equipment – continuing operations	(261)	(276)	(875)	(842)

Adjusted free cash flow – continuing operations	$12	$(39)	$380	$405

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #4 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Q1 2017		2017
	Low	High	Low	High
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(65)	$(45)	$97	$133
Less: Net (income) loss attributable to noncontrolling interests	(85)	(95)	(390)	(410)
Net loss from discontinued operations, net of tax	(5)	—	(10)	—

Income from continuing operations	25	50	497	543
Income tax benefit (expense)	15	10	(118)	(142)

Income from continuing operations, before income taxes	10	40	615	685
Interest expense	(250)	(260)	(1,025)	(1,035)

Operating income	260	300	1,640	1,720
Depreciation and amortization	(215)	(225)	(860)	(880)

Adjusted EBITDA	$475	$525	$2,500	$2,600

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	10.0%	10.6%	12.7%	12.9%
Net income (loss) from continuing operations	$(60)	$(45)	$107	$133
Net income (loss) from continuing operations as a % of operating revenues	(1.3)%	(0.9)%	0.5%	0.7%

Net operating revenues	$4,750	$4,950	$19,700	$20,100

Adjusted EBITDA	$475	$525	$2,500	$2,600
Depreciation and amortization	(215)	(225)	(860)	(880)
Interest expense	(250)	(260)	(1,025)	(1,035)

Adjusted income from continuing operations before income taxes	10	40	615	685
Income tax benefit (expense)	15	10	(118)	(142)

Adjusted income from continuing operations	25	50	497	543
Net income attributable to noncontrolling interests	(85)	(95)	(390)	(410)

Adjusted net income (loss) attributable to common shareholders	$(60)	$(45)	$107	$133

Basic weighted average shares outstanding (in millions)	100	100	100	100
Fully diluted weighted average shares outstanding (in millions)	101	101	102	102
Diluted earnings (loss) per share from continuing operations	$(0.60)	$(0.45)	$1.05	$1.30
Adjusted diluted earnings (loss) per share from continuing operations	$(0.60)	$(0.45)	$1.05	$1.30

The Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs and settlements and gains on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #5 – Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2017

(Dollars in millions)	2017
	Low	High
Net cash provided by operating activities	$1,295	$1,550
Less:
Net cash used in operating activities from discontinued operations	(5)	0

Adjusted net cash provided by operating activities – continuing operations	$1,300	$1,550
Purchases of property and equipment – continuing operations	(700)	(750)

Adjusted free cash flow – continuing operations(1)	$600	$800

The Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(1)	The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest.